Exhibit 23.1

August 9, 2011

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Amendment No. 3 to the Registration Statement of Virtual Learning Company, Inc. on Form S-1 of our audit report, dated April 15, 2011, relating to the accompanying audited financial statements (and related statements included there in) as of December 31, 2010 and 2009 which appear in such Registration Statement.

We also consent to the reference to our Firm under the title "Interests of Named Experts and Counsel" in the Registration Statement S-1 and this Prospectus.

LGG & Associates, P.C.

/s/ LGG & Associates, P.C.

Lawrenceville, Georgia

August 9, 2011